Exhibit 10.1

SECOND AMENDMENT TO CONFIDENTIAL LICENSE AGREEMENT
FOR GAME BOY ADVANCE

THIS SECOND AMENDMENT (“Second Amendment”) amends that certain Confidential License Agreement for Game Boy Advance dated July 18, 2001 between Nintendo of America Inc. (“Nintendo”) and THQ Inc. (“Licensee”) (“Agreement”).

RECITALS

WHEREAS, Nintendo and Licensee entered into the Agreement;

WHEREAS, the Agreement (as Amended) currently expires on July 18, 2007, and the parties now desire to extend the Term (as such term is defined in the Agreement) of the Agreement as set forth below.

AMENDMENT

NOW, THEREFORE, the parties agree as follows:

1.                                       The definition of “Term” as set forth in Section 2.20 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“‘Term’ means eight (8) years from the Effective Date.”

2.                                       The Term of the Agreement shall now expire on July 18, 2009.

3.                                       All other terms and conditions of the Agreement shall remain in full force and effect.  This Second Amendment may be signed in counterparts, which together shall constitute one original Second Amendment.

Signatures provided by facsimile shall be the equivalent of originals.

This Second Amendment shall be effective as of April 9, 2007.

IN WITNESS WHEREOF, the parties have entered into this Second Amendment.

NINTENDO:	LICENSEE:

Nintendo of America Inc.	THQ Inc.

By:	By:
Name: James R. Cannataro	Name: Kelly Flock
Its: EVP; Administration	Its: EVP; Worldwide Publishing